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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form F-1 (registration no. 333-38956) of our audit report and our "Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference" dated October 15, 1999, relating to the financial statements of EXFO Electro-Optical Engineering Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Summary Consolidated Financial Data", "Selected Consolidated Financial Information" and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Quebec, Quebec, Canada
June 28, 2000